WILEY

First Quarter Fiscal 2016 Earnings Report

September 9, 2015



About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Adjusted Results

The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction. Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results. These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

First Quarter Summary

- Overall revenue growth (+2%) reflects stable journal revenue and continued progress in strategic growth opportunities
- Double-digit adjusted earnings growth (+11%) driven by revenue growth, cost reductions, and lower tax expense, partially offset by investment in Online Program Management
- Strong organic revenue growth across our solutions businesses
- Journal subscription revenue essentially flat excluding the trailing effects of Swets bankruptcy; CY15 billings up 0.4% with 98% of business closed

Performance Summary

(millions)	Q1 2016	Q1 2015	Change	Change (ex-FX)
Revenue	**$423.0**	**$437.9**	**(3%)**	**2%**
Adjusted Operating Income*	**$48.3**	**$49.5**	**(2%)**	**5%**
Adjusted Operating Margin	**11.4%**	**11.3%**		
Adjusted EPS*	**$0.58**	**$0.56**	**4%**	**11%**

- Strong revenue growth in Talent Solutions (+56%, including inorganic growth in Corporate Learning), Online Program Management (+26%), Online Test Preparation (+40%), Custom Course Material (+16%), and Author-Funded Access (+14%)
  - Growth offset by anticipated declines in books (textbooks -15%, professional books -4%) and a modest decrease in Journal revenue (-1%) due to the trailing effects of Swets bankruptcy
  - Higher earnings driven by revenue growth, cost reductions, and lower tax expense, partially offset by investment in Online Program Management

** Adjusted to exclude unusual and one-time items in FY16 and FY15*

Research

(millions)	Q1 2016	Q1 2015	% of Revenue	Change (ex-FX)
Journal Subscriptions	$157.2	$168.8	66%	(1%)
Author-Funded Access	$5.7	$5.4	2%	14%
Licensing, Reprints, Backfiles, and Other	$39.3	$43.5	17%	(2%)
Total Journal Revenue	**$202.2**	**$217.8**	**85%**	**(1%)**
Print Books	$23.5	$25.0	10%	(1%)
Digital Books	$8.8	$9.3	4%	1%
Licensing and Other	$2.9	$2.9	1%	8%
Total Books and References	**$35.2**	**$37.1**	**15%**	**0%**
TOTAL REVENUE	**$237.4**	**$254.9**	**100%**	**0%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$65.9**	**$69.8**		**1%**

- Journal Subscriptions revenue down 1% due to trailing effects of Swets bankruptcy
- Society journal bids for Q1 netted to a gain of $10M, but growth expected to be roughly flat for CY16
- CY15 journal subscription billings up 0.4% with 98% of business closed
- Books and References flat over prior year with growth in licensing and digital books offset by lower print books
- Adjusted CTP rose 1% due to cost reductions

** Adjusted to exclude unusual and one-time items in FY16 and FY15*

Professional Development

(millions)	Q1 2016	Q1 2015	% of Revenue	Change (ex-FX)
Print Books	$48.7	$52.9	49%	(5%)
Digital Books	$10.6	$10.9	11%	(1%)
Online Test Preparation and Certification	$7.9	$5.7	8%	40%
Other Knowledge Service Revenue	$5.4	$5.7	6%	(4%)
Total Knowledge Services	**$72.7**	**$75.2**	**74%**	**(1%)**
Assessment	$13.2	$13.1	13%	1%
Corporate Learning	$12.7	$4.1	13%	234%
Total Talent Solutions	**$26.0**	**$17.2**	**26%**	**56%**
TOTAL REVENUE	**$98.7**	**$92.3**	**100%**	**10%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$19.0**	**$7.8**		**147%**

- Inorganic revenue contribution of $8.5 million from Corporate Learning (only 1 month reported in prior year); continued organic growth on a three-month comparable basis
- Online Test Preparation up 40% on strength of CFA and GMAT businesses
- Assessment business up 1% with post-hire assessment growth offsetting managed decline in pre-hire assessment
- Books down 4% primarily due to decline in technology category
- Adjusted CTP up 147% due to revenue growth and efficiency gains

WILEY

** Adjusted to exclude unusual and one-time items in FY16 and FY15*

Education

(millions)	Q1 2016	Q1 2015	% of Revenue	Change (ex-FX)
Print Textbooks	$34.5	$44.5	39%	(17%)
Digital Books	$5.8	$5.7	7%	6%
Total Books	**$40.3**	**$50.2**	**46%**	**(15%)**
Custom Material	$22.7	$19.6	26%	16%
Course Workflow (WileyPLUS)	$1.0	$1.3	1%	(7%)
Online Program Management (Deltak)	$20.5	$16.2	24%	26%
Other Education Revenue	$2.4	$3.4	3%	(30%)
TOTAL REVENUE	**$86.9**	**$90.7**	**100%**	**(1%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$4.7**	**$8.7**		**(37%)**

- Double-digit growth in Custom Material (+16%) and Online Program Management (+26%) was offset by a 17% Print Textbook decline
- Online Program Management finished the quarter with 210 programs under contract compared to 200 programs at the end of last quarter. New programs signed with George Washington University, University of Scranton, and St. Mary's University of Minnesota
- Adjusted CTP decline reflects lower Print Textbook revenue and continued investment to build share in Online Program Management

** Adjusted to exclude unusual and one-time items in FY16 and FY15*

WILEY

Adjusted Shared Services Costs

(millions spent)	Q1 2016*	Q1 2015*	Change (ex-FX)
Distribution and Operation Services	$20.5	$23.8	(9%)
Technology and Content Management	$60.8	$61.9	2%
Finance	$12.7	$13.7	(2%)
Other Administration	$29.5	$27.4	12%
Total	**$123.4**	**$126.8**	**2%**

- Distribution and Operation Services cost reduction driven by efficiency gains and the continued shift toward digital products and services
- Technology spending (*excluding* Content Management) increased 7% in the quarter due to incremental ERP investment of $2 million and the added two months of CrossKnowledge spend (only one month reported in the prior year)
- Higher Other Administration mainly due to one-time employment-related costs

** Adjusted to exclude unusual and one-time items in FY16 and FY15*

Balance Sheet

Balance Sheet *(millions)*	**As of 7/31/15**	**As of 7/31/14**
Cash and Cash Equivalents	$369.4	$255.9
Short Term Debt	$100.0	$0
Long Term Debt	$750.5	$788.0
Net Debt	$481.1	$532.1
Net Debt to adjusted EBITDA (ttm)	**1.1x**	**1.3x**

- Strong balance sheet provides flexibility for investment and return of capital
- Pursuit of M&A opportunities for strategic revenue growth continues
- Interest expense savings enabled by short term debt

Cash Flow

Cash Flow (millions)	Q1 2016	Q1 2015
Net Income	$32.5	$33.6
Cash From Operations	($124.1)	($102.2)
Composition Spending	($8.3)	($7.1)
Capex (Technology)	($22.3)	($14.0)
Free Cash Flow	($154.6)	($123.3)
Selected Uses of Cash:		
Acquisitions	$2.2	$170.9
Dividends	$17.6	$17.2
Share Repurchases	$12.7	$12.2

- Cash from Operations impacted primarily by working capital timing, partially offset by lower incentive compensation payments
- Full year 2016 capex to include $35 million for ERP and office facility investments
- Quarterly dividend increased for 22nd consecutive year (+3%)
- Repurchased 230,400 shares this quarter at a cost of $12.7 million, an average of $55.22 per share

Targeting Competitive Cost Benchmarks

- Key programs initiated to achieve competitive cost benchmarks
- Current focus is alignment of expenses to our evolving revenue profile and opportunities in shared services
- Savings to be initially driven by IT, Finance, and Distribution & Operations
- ERP will be a key driver to achieve $25M in run-rate savings by FY18, with some benefit to come in FY17
- Additional savings opportunities continue to be evaluated

FY16 Outlook

Metric	*Expectation*
Operational Revenue Growth	**Low-Single Digit**
Operational EPS Growth	**Flat**
Excludes non-performance items such as the time-based journal revenue shift and the impact of foreign exchange, as well as unusual charges or credits	

- Steady growth in journals and double-digit growth in solutions expected to offset decline in books
- Revenue and EPS shift of $35 million and $0.35 into FY17 related to change to time-based journal revenue recognition with most of the impact in Q3; no cash impact from shift
- Strong dollar vs. Euro and British Pound expected to adversely impact reported results in FY16; adverse to Q1 by $22 million in revenue and $0.04 in EPS
- Cash from Operations expected to be in line with FY15; Free Cash Flow lower than FY15 due to ERP and office facility investments (capex $35M higher)
- EPS guidance *includes* incremental expense impact of more than $0.15 for the ERP implementation as compared to FY15

Summary

- Overall revenue growth (+2%) reflects stable journal revenue and continued progress in strategic growth opportunities
- Double-digit adjusted earnings growth (+11%) driven by revenue growth, cost reductions, and lower tax expense partially offset by investment in Online Program Management
- Strong organic growth for our solutions businesses
- Journal subscription revenue essentially flat excluding the trailing effects of Swets bankruptcy; CY15 subscription billings up 0.4% with 98% of business closed
- FY16 outlook reaffirmed (low-single-digit revenue growth and flat adjusted EPS excluding adverse impact of FX and timing shift of journal revenue from FY16 into FY17)

WILEY

First Quarter Fiscal 2016 Earnings Report

September 9, 2015







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